EXHIBIT 10.1
AMENDMENT 2006.1
ASSURANCEAMERICA CORPORATION STOCK OPTION PLAN
     The AssuranceAmerica Corporation Stock Option Plan is hereby amended as follows:
1.	Article 3.1 of the AssuranceAmerica Corporation Stock Option Plan is deleted and replaced in its entirety with the following:

3.1 Number of Shares. The number of Shares for which Options may be granted under the PLAN shall be 7,500,000. Such shares may be authorized but unissued Shares, reacquired shares, or any combination thereof.

2.	All other terms of the Plan remain unchanged.